EXHIBIT 5

                            Thermedics Detection Inc.
                                  220 Mill Road
                      Chelmsford, Massachusetts  01824-4178

                                  May 30, 1997



        Thermedics Detection Inc.
        220 Mill Road
        Chelmsford, Massachusetts  01824-4178

             Re: Registration Statement on Form S-8 Relating to 691,668 Shares of the Common Stock, $.10 par value, of Thermedics Detection Inc.
                  ---------------------------------------

        Dear Sirs:

             I am General Counsel to Thermedics Detection Inc., a Massachusetts corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement"), of 691,668 shares of the Company's Common Stock, $.10 par value per share (the "Shares"), subject to the following employee benefit plans (each, a "Plan"): the Thermedics Detection Inc. Equity Incentive Plan; the Thermedics Inc. - Thermedics Detection Inc. Nonqualified Stock Option Plan; and the Thermedics Detection Inc. Deferred Compensation Plan for Directors.

             I or a member of my legal staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

             Based upon and subject to the foregoing, I am of the opinion that:

             1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the Commonwealth of Massachusetts.

             2. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.
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             3.   The Shares, when issued and sold in accordance with the
        provisions of the applicable Plan, will be validly issued, fully paid and nonassessable.

             I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                           Very truly yours,




                                           Seth H. Hoogasian
                                           General Counsel


        AA971500009